CERTIFICATE OF AMENDMENT

              TO THE ARTICLES OF INCORPORATION OF

               PHILADELPHIA MORTGAGE CORPORATION




We, the undersigned, Quinton Hamilton, President, and Shane Kirk, Secretary, of Philadelphia Mortgage Corp, a Nevada corporation (the "Company"), do hereby certify:
                                I

    Pursuant to Section 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of the Company shall be amended as follows:

         RESOLVED, that the Company effect a reverse split of its outstanding common stock on a basis of 1 for 3, while retaining the current par value of $0.001, with appropriate adjustments to the capital accounts of the Company, with rounding to the nearest whole share; and

         FURTHER, RESOLVED, that the Board of Directors is hereby authorized to change the name of our Company to conform with the business or industry that the Board of Directors determines we engage in our conforms with the name or names of any properties or businesses acquired by our Company.

                                II

    The foregoing amendment was adopted by Unanimous Consent of the Board Directors pursuant to Section 78.315 of the Nevada Revised Statutes and by Consent of Majority Stockholders pursuant to Section 78.320 of the Nevada Revised Statutes.

                               III

    Pursuant to resolutions adopted by the Board of Directors and the Majority Stockholders as set forth in Paragraph I above, the 773,707 outstanding shares of the Company were reverse split on a basis of one for 3, retaining the authorized shares at 50,000,000 and the par value at $0.001 per share, with appropriate adjustments being made in the additional paid in capital and stated capital accounts of the Company, with rounding to the nearest whole
share.    The effective date of the reverse split is July 31, 2004.

                                IV

    The number of shares entitled to vote on the amendment was 773,707

                                V

    The number of shares voted in favor of the amendment was 465,500, with none opposing and none abstaining.


Date: ______________________            /s/Quinton Hamilton
                                       Quinton Hamilton, President


Date: ______________________            /s/Shane Kirk
                                       Shane Kirk, Secretary